EXHIBIT 10.22

AMENDMENT to AMENDMENT No. 6 TO THE CREDIT AND SECURITY AGREEMENT

This Amendment, dated December 20, 2018, (the “Amendment”) to the Sixth Amendment, dated June 14, 2018 (the “Sixth Amendment”) to the Credit and Security Agreement Agreement, dated July 27, 2012 (the “Credit Agreement”), as amended, between SmartHeat Inc., a Nevada corporation (the “Company”), having an address at 1802 North Carson Street, Suite 212, Carson City, NV 89701, and Northtech Holdings Inc., a British Virgin Islands business company (“Northtech”), having an address at Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Company and Northtech entered into the Sixth Amendment; and

WHEREAS, the Company and Northtech desire to amend the Sixth Amendment to remove the requirement of stockholder approval.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendments to the Sixth Amendment. The Sixth Amendment shall hereby be amended as follows:

The text in Section 4(a) of the Sixth Amendment shall be deleted in its entirety and replaced with the phrase “Intentionally left blank.”

2.	Miscellaneous.

a.

Full Force and Effect. Except as expressly set forth in this Amendment, no other provision of the Sixth Amendment shall be changed, altered or modified and the Sixth Amendment, except as amended, shall remain in full force and effect.

b.	Authority. Each party represents and warrants to the other party that this Amendment is being executed by the authorized representatives of each respective party.

c.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.

d.	Headings. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

e.	Notices. Unless otherwise provided, any notice required or permitted under this Amendment shall be given in accordance with Section 8.3 of the Credit Agreement.

f.

Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

g. All Amendments in Writing. No supplement, modification, or amendment to this Amendment shall be binding, unless executed in writing by a duly authorized representative of each party to this Amendment.

h.

Entire Agreement. This Amendment and the Credit Agreement, including the prior amendments thereto, the Exhibits and the Schedules, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

i.	Governing Law. This Amendment shall be governed by, and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.

j.	Mandatory Mediation. This Amendment shall be governed by procedures other than litigation for settling all claims and dispute as set forth in Section 8.23 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

SMARTHEAT, INC.

By:/s/ Kenneth Scipta

       Name: Mr. Kenneth Scipta

       Title: President

NORTHTECH HOLDINGS, INC.

By:/s/ Jimin Zhang

     Name: Jimin Zhang

     Title: Director and Authorized Signatory